Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Penn Virginia Corporation (the "Company") on Form 10-Q for period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
I, Frank A. Pici, Executive Vice-President and Chief Financial Officer of the Company, certify, pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 14, 2002                                                                                                                                   /s/ Frank A. Pici

                                                                                                                                                            Frank A. Pici